EXHIBIT 99.1
                     REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
TO THE SHAREHOLDERS OF SOUTHERN NATIONAL CORPORATION:
   We have audited the accompanying consolidated statements of condition of Southern National Corporation (a North Carolina corporation) and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements have been restated to give retroactive effect to the mergers which have been accounted for as pooling-of-interests as described in Note B to the consolidated financial statements. We did not audit the financial statements of The First Savings Bank, FSB, for the years ended June 30, 1992 and 1991, which statements reflect total assets of 28% as of December 31, 1992, and net interest income of 22% and 25% for the years ended December 31, 1992 and 1991, respectively, of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to the amounts included for The First Savings Bank, FSB, is based solely upon the report of the other auditors.
   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.
   In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Southern National Corporation and subsidiaries as of December 31, 1993 and 1992, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.
   As explained in Notes A, L and M to the consolidated financial statements, effective January 1, 1993, the Company changed its method of accounting for acquisitions of thrift institutions, income taxes and postretirement benefits other than pensions.
                                                             ARTHUR ANDERSEN LLP
Charlotte, North Carolina,
February 28, 1994 (except with respect to the matter discussed in Note B, which is as of August 1, 1994).
                                       1

                      CONSOLIDATED STATEMENTS OF CONDITION
                 SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES
                           December 31, 1993 and 1992
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                          1993          1992
ASSETS
  Cash and due from depository institutions..........................................................  $  283,909    $  259,895
  Interest-bearing bank balances.....................................................................      64,954        80,722
  Federal funds sold and securities purchased under resale agreements or similar arrangements........      13,438        32,203
  Securities held for sale (market value: $1,210,995 in 1993 and $291,358 in 1992)...................   1,194,230       278,127
  Loans held for sale................................................................................     316,544       174,321
  Investment securities (market value: $1,381,371 in 1993 and $1,729,323 in 1992)....................   1,356,102     1,678,258
  Loans and leases, net of unearned income of $36,945 in 1993 and $29,779 in 1992....................   4,838,274     4,597,451
    Less -- allowance for losses.....................................................................     (69,503)      (52,024)
      Net loans and leases...........................................................................   4,768,771     4,545,427
  Premises and equipment, net........................................................................     136,228       125,884
  Other assets.......................................................................................     140,294       205,151
      Total assets...................................................................................  $8,274,470    $7,379,988
LIABILITIES AND SHAREHOLDERS' EQUITY
  Deposits:
    Noninterest-bearing..............................................................................  $  820,177    $  629,666
    Interest-bearing.................................................................................   5,574,694     5,411,262
      Total deposits.................................................................................   6,394,871     6,040,928
  Short-term borrowings..............................................................................     756,343       405,522
  Accounts payable and other liabilities.............................................................      78,715        67,940
  Long-term debt.....................................................................................     479,677       290,143
      Total liabilities..............................................................................   7,709,606     6,804,533
  Shareholders' equity:
    Preferred stock, $5 par, 5,000,000 shares authorized, 770,000 issued and outstanding in
      1993 and 1992..................................................................................       3,850         3,850
    Common stock, $5 par, 120,000,000 shares authorized, 42,961,214 issued and outstanding in
      1993 and 38,090,409 in 1992....................................................................     214,806       190,452
    Paid-in capital..................................................................................     151,186       143,167
    Retained earnings................................................................................     195,022       237,986
      Total shareholders' equity.....................................................................     564,864       575,455
      Total liabilities and shareholders' equity.....................................................  $8,274,470    $7,379,988

See notes to consolidated financial statements.
                                       2

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES
              For the Years Ended December 31, 1993, 1992 and 1991
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                        1993            1992            1991
INTEREST INCOME
  Interest and fees on loans and leases............................................   $405,121        $428,923        $456,154
  Interest and dividends on securities.............................................    139,768         137,025         124,221
  Interest on temporary investments................................................      2,421           5,486          10,569
      Total interest income........................................................    547,310         571,434         590,944
INTEREST EXPENSE
  Interest on deposits.............................................................    195,204         251,172         315,460
  Interest on short-term borrowings................................................     18,525          14,964          20,078
  Interest on long-term debt.......................................................     23,118          25,652          33,060
      Total interest expense.......................................................    236,847         291,788         368,598
NET INTEREST INCOME................................................................    310,463         279,646         222,346
  Provision for loan and lease losses..............................................     31,438          25,671          30,602
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES......................    279,025         253,975         191,744
NONINTEREST INCOME
  Service charges on deposit accounts..............................................     36,838          36,455          34,387
  Nondeposit fees and commissions..................................................     24,507          20,454          19,023
  Securities gains, net............................................................     13,714           1,972          10,845
  Other income.....................................................................     12,613          19,871          17,113
      Total noninterest income.....................................................     87,672          78,752          81,368
NONINTEREST EXPENSE
  Personnel expense................................................................    131,681         114,258          99,163
  Occupancy and equipment expense..................................................     38,153          33,184          30,783
  Federal deposit insurance expense................................................     14,074          12,826          10,869
  Foreclosed property expense......................................................     22,601          11,355           8,631
  Loss on bulk sale of assets......................................................     49,147              --              --
  Other expense....................................................................     80,403          61,949          55,155
      Total noninterest expense....................................................    336,059         233,572         204,601
EARNINGS
  Income before income taxes.......................................................     30,638          99,155          68,511
  Provision for income taxes.......................................................     22,445          39,992          23,902
  Income before cumulative effect of changes in accounting principles..............      8,193          59,163          44,609
    Less: cumulative effect of changes in accounting principles, net of
      income taxes.................................................................     27,217              --              --
  NET (LOSS) INCOME................................................................    (19,024)         59,163          44,609
  Preferred dividend requirements..................................................      5,196           4,605              --
  Net (loss) income applicable to common shares....................................   $(24,220)       $ 54,558        $ 44,609
PER COMMON SHARE
  Net (loss) income:
    Primary
      Income before cumulative effect..............................................   $    .07        $   1.34        $   1.17
      Less: cumulative effect......................................................        .64              --              --
         Net (loss) income.........................................................   $   (.57)       $   1.34        $   1.17
    Fully diluted
      Income before cumulative effect..............................................   $     NM        $   1.31        $   1.17
      Less: cumulative effect......................................................         NM              --              --
         Net income................................................................   $     NM        $   1.31        $   1.17
  Cash dividends paid per common share.............................................   $    .64        $    .50        $    .46
NM -- not meaningful

See notes to consolidated financial statements.
                                       3

                       CONSOLIDATED STATEMENTS OF CHANGES
                            IN SHAREHOLDERS' EQUITY
                 SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES
              For the Years Ended December 31, 1993, 1992 and 1991
                             (DOLLARS IN THOUSANDS)

                                                           Shares of                                           Retained
                                                             Common     Preferred     Common     Paid-In      Earnings
                                                             Stock        Stock       Stock      Capital     and Other*     Total
BALANCE, DECEMBER 31, 1990, AS PREVIOUSLY REPORTED......   27,819,507    $    --     $139,097    $ 29,003     $ 83,900     $252,000
  Merger with The First Savings Bank, FSB accounted for
    under the pooling-of-interests method...............    4,006,583         --       20,033      20,569       54,785       95,387
  Merger with Regency Bancshares Inc. accounted for
    under the pooling-of-interests method...............    1,125,142         --        5,626          --       11,219       16,845
  Merger with Home Federal Savings Bank accounted for
    under the pooling-of-interests method...............      824,601         --        4,123          --        1,918        6,041
BALANCE, DECEMBER 31, 1990, AS RESTATED.................   33,775,833         --      168,879      49,572      151,822      370,273
ADD (DEDUCT)
  Net income............................................           --         --           --          --       44,609       44,609
  Common stock issued...................................      723,894         --        3,619         (12)        (699)       2,908
  Common stock dividend by merged companies.............      493,140         --        2,466          48       (2,514)          --
  Change in valuation allowance for net unrealized loss
    on equity securities................................           --         --           --          --          189          189
  Stock conversion of merged company....................           --         --           --          --       20,695       20,695
  Unamortized ESOP compensation and unearned
    compensation........................................           --         --           --          --       (2,533)      (2,533)
  Cash dividends declared by merged companies...........           --         --           --          --         (400)        (400)
  Cash dividends declared by Southern National..........           --         --           --          --      (10,427)     (10,427)
BALANCE, DECEMBER 31, 1991..............................   34,992,867         --      174,964      49,608      200,742      425,314
ADD (DEDUCT)
  Net income............................................           --         --           --          --       59,163       59,163
  Common stock dividend by merged companies.............      919,519         --        4,598       1,439       (6,037)          --
  Common stock issued...................................      182,430         --          911         312          (12)       1,211
  Preferred stock issued................................           --      3,850           --      70,292           --       74,142
  Common stock acquired and retired.....................     (213,332)        --       (1,067)         --         (778)      (1,845)
  Change in valuation allowance for net unrealized loss
    on equity securities................................           --         --           --          --          114          114
  Acquistion of Workmen's Bancorp, Inc. accounted for
    under the purchase method...........................    2,466,798         --       12,335      21,516           --       33,851
  Amortization of ESOP compensation and unearned
    compensation........................................           --         --           --          --        1,000        1,000
  Reconciliation of fiscal year of merged company to
    calendar year.......................................     (257,873)        --       (1,289)         --        1,370           81
  Tax benefit from vesting of certain benefit plans
    accelerated as a result of the change in control of
    merged company......................................           --         --           --          --          905          905
  Cash dividends declared by merged companies...........           --         --           --          --       (1,570)      (1,570)
  Cash dividends declared/accrued by Southern National:
    Common stock........................................           --         --           --          --      (12,306)     (12,306)
    Preferred stock.....................................           --         --           --          --       (4,605)      (4,605)
BALANCE, DECEMBER 31, 1992..............................   38,090,409      3,850      190,452     143,167      237,986      575,455
ADD (DEDUCT)
  Net loss..............................................           --         --           --          --      (19,024)     (19,024)
  Three-for-two stock split by merged company...........    2,528,560         --       12,643      (9,685)      (2,958)          --
  Common stock issued...................................    1,106,131         --        5,530       2,773       (5,140)       3,163
  Common stock acquired and retired.....................         (288)        --           (1)         --           (4)          (5)
  Change in valuation allowance for net unrealized loss
    on equity securities................................           --         --           --          --           17           17
  Acquisition of East Coast Savings Bank, SSB accounted
    for under the purchase method.......................    1,172,475         --        5,862      13,970           --       19,832
  Amortization of unearned compensation.................           --         --           --          --        2,050        2,050
  Reconciliation of fiscal year of merged companies to
    calender year.......................................       63,927         --          320         191        6,749        7,260
  Tax benefit for non-incentive options exercised.......           --         --           --         770           --          770
  Cash dividends declared by merged companies...........           --         --           --          --         (535)        (535)
  Cash dividends declared/accrued by Southern National:
    Common stock........................................           --         --           --          --      (18,923)     (18,923)
    Preferred stock.....................................           --         --           --          --       (5,196)      (5,196)
BALANCE, DECEMBER 31, 1993..............................   42,961,214    $ 3,850     $214,806    $151,186     $195,022     $564,864

* Other includes unrealized losses on equity securities, unamortized ESOP compensation and unearned compensation.
See notes to consolidated financial statements.
                                       4

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES
              For the Years Ended December 31, 1993, 1992 and 1991
                             (DOLLARS IN THOUSANDS)

                                                                                                1993          1992         1991
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income.......................................................................   $   (19,024)   $  59,163    $  44,609
  Adjustments to reconcile net (loss) income to net cash provided by operating activities:
    Cumulative effect of changes in accounting principles, net of taxes...................        27,217           --           --
    Provision for loan and lease losses...................................................        31,438       25,671       30,602
    Depreciation of premises and equipment................................................        22,929       12,448       11,433
    Amortization of intangibles...........................................................         9,527        5,411        3,604
    Amortization of unearned stock compensation...........................................           730           --           --
    Discount accretion and premium amortization on securities, net........................         4,376        1,389          747
    Gain on sales of securities, net......................................................       (15,155)        (340)      (4,571)
    Gain on sales of loans, net...........................................................        (5,849)     (11,672)     (13,513)
    Net loss (gain) on disposals of premises and equipment................................         1,120         (551)          69
    Loss on bulk sale of assets...........................................................        49,147           --           --
    Net loss on foreclosed property and other real estate owned...........................         4,743        8,054        5,848
    Net proceeds from sales of trading account securities.................................         1,441        2,312       15,416
    Proceeds from sales of loans held for sale............................................       986,343      652,943      472,283
    Purchases of loans held for sale......................................................       (97,619)     (75,900)    (169,697)
    Origination of loans held for sale, net of principal collected........................      (751,936)    (652,806)    (427,329)
    Reconciliation of fiscal year of merged companies to calendar year....................         5,267      (18,997)      17,118
    Decrease (increase) in:
      Accrued interest receivable.........................................................        (1,707)       1,141        5,682
      Other assets........................................................................       (20,772)       8,574      (11,603)
    Increase (decrease) in:
      Accrued interest payable............................................................            27       (4,635)      (6,869)
      Accounts payable and other liabilities..............................................        23,343       (4,370)      14,075
        Net cash provided by (used in) operating activities...............................       255,586        7,835      (12,096)
CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from sales of held for sale securities.......................................       280,460       99,581      625,112
    Proceeds from sales of held to maturity securities....................................        26,695       84,281      192,134
    Maturities of held to maturity securities.............................................       622,700      521,559      217,621
    Purchases of held to maturity securities..............................................    (1,451,759)    (910,414)    (912,906)
    Leases made to customers..............................................................       (43,034)     (41,589)     (28,089)
    Principal collected on leases.........................................................        34,750       33,849       28,614
    Loan originations, net of principal collected.........................................      (369,131)    (228,610)    (130,879)
    Purchases of loans....................................................................        (3,907)      (6,685)     (55,003)
    Net cash acquired in transactions accounted for under the purchase method of
     accounting...........................................................................        32,221       56,796      220,464
    Proceeds from disposals of premises and equipment.....................................         1,367        3,713          973
    Investment in real estate acquired for development and resale.........................        (4,139)      (3,230)      (1,619)
    Purchases of premises and equipment...................................................       (36,054)     (20,109)     (13,178)
    Proceeds from sales of foreclosed property............................................        43,896       33,420       36,351
        Net cash (used in) provided by investing activities...............................      (865,935)    (377,438)     179,595
CASH FLOWS FROM FINANCING ACTIVITIES:
    Net increase in deposits..............................................................       136,998      183,469      125,591
    Net increase (decrease) in short-term borrowings......................................       350,821      149,875      (80,167)
    Proceeds from long-term debt..........................................................       364,148      149,945      281,316
    Repayment of long-term debt...........................................................      (230,641)    (129,460)    (458,520)
    Net proceeds from preferred stock issued..............................................            --       74,142           --
    Common stock acquired and retired.....................................................            (5)      (1,845)          --
    Net proceeds from common stock issued.................................................         3,163        1,211       23,465
    Cash dividends paid on common and preferred stock.....................................       (24,654)     (18,481)     (10,827)
        Net cash provided by (used in) financing activities...............................       599,830      408,856     (119,142)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS......................................       (10,519)      39,253       48,357
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR............................................       372,820      333,567      285,210
CASH AND CASH EQUIVALENTS AT END OF YEAR..................................................   $   362,301    $ 372,820    $ 333,567

See notes to consolidated financial statements.
                                       5

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES
              For the Years Ended December 31, 1993, 1992 and 1991
   Southern National Corporation ("Parent Company") is a multi-bank holding company organized under the laws of North Carolina and registered with the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended. Southern National Bank of North Carolina ("SNBNC"), Southern National Bank of South Carolina ("SNBSC") (the "Banks") and SNB Savings Bank, Inc., SSB ("SSB") comprise the Parent Company's principal subsidiaries.
   The accounting and reporting policies of Southern National Corporation and Subsidiaries ("Southern National" or "SNC") are in accordance with generally accepted accounting principles and conform to general practices within the banking industry. The following is a summary of the more significant policies. NOTE A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
PRINCIPLES OF CONSOLIDATION
   The consolidated financial statements of Southern National include the accounts of the Parent Company and its subsidiaries, all of which are wholly-owned. In consolidation, all significant intercompany accounts and transactions have been eliminated. Prior period financial statements have been restated to include the accounts of companies acquired in transactions accounted for as poolings-of-interests. Results of operations of companies acquired in transactions accounted for as purchases are included from the dates of acquisition.
   Certain amounts for prior years have been reclassified to conform with statement presentations for 1993. The reclassifications have no effect on shareholders' equity or net income as previously reported.
SECURITIES
   Securities classified as held for investment are those securities that management intends to hold to maturity, subject to continued creditworthiness of the issuer, and that Southern National has the ability to hold on a long-term basis. Accordingly, these securities are stated at cost, adjusted for amortization of premium and accretion of discount, computed using the level-yield method.
   Securities classified as held for sale are intended to be held for indefinite periods of time and include those securities that management may employ as part of its asset/liability strategy or that may be sold in response to changes in interest rates, prepayments, regulatory capital requirements or similar factors. These securities are carried at the lower of amortized cost or market value.
   Trading account securities, of which none were held on December 31, 1993 and 1992, are selected according to fundamental and technical analyses that identify potential market movements. Trading account securities are positioned to take advantage of such movements and are carried at market value. Market adjustments, fees, gains or losses and income earned on trading account securities are included in noninterest income.
   Gains or losses from the sale of securities are determined from specific cost-basis identification and are included in noninterest income.
   On January 1, 1994 Southern National adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities". SFAS No. 115 addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. These investments are to be classified in three categories: held to maturity, trading and available for sale. At January 1, 1994, $1.19 billion of securities, with a market value of approximately $1.21 billion, were classified as available for sale. Accordingly, shareholders' equity increased approximately $11 million after tax. In preparation for the adoption of SFAS No. 115, these same securities were classified as held for sale at December 31, 1993. This classification at year-end had no effect on income or shareholders' equity.
LOANS AND LEASE RECEIVABLES
   Commercial loans and substantially all installment loans accrue interest on the unpaid balance of the loans. The net amount of nonrefundable loan origination fees and costs associated with the lending process, including commitment fees, are deferred and amortized to interest income over the contractual lives of the loans using the level-yield method. If the commitment expires unexercised, the income is recognized upon expiration of the commitment.
   Lease receivables consist primarily of direct financing leases on rolling stock and equipment. Lease receivables are stated as the total amount of lease payments receivable plus guaranteed residual values, less unearned income. Recognition of income over the lives of the lease contracts approximates the level-yield method.
LOANS HELD FOR SALE
   Gains or losses on sale of loans are recognized at the time of sale and are determined by the difference between the net sales proceeds and the carrying value of the loans sold, adjusted for any yield differential, servicing fees and servicing costs applicable to future years. Any resulting deferred premium or discount is amortized, as an adjustment of yield, over the remaining life of the loans using the level-yield method. Loans held for sale are reported at the lower of cost or market value on an aggregate loan basis.
                                       6

ALLOWANCE FOR LOSSES
   The provision for loan and lease losses charged to noninterest expense is the estimated amount required to maintain the allowance for loan and lease losses at a level adequate to cover estimated losses related to loans and leases currently outstanding. The primary factors considered in determining the allowance are the distribution of loans by risk class, the amount of the allowance specifically allocated to nonperforming loans and other problem loans, prior years' loan loss experience, economic conditions in Southern National's market areas and the growth of the credit portfolio. Ultimate losses may vary from original estimates and adjustments, as necessary, are made in the period in which these factors and other relevant considerations indicate that loss levels may vary from those previously estimated.
NONPERFORMING ASSETS
   Nonperforming assets include loans and leases accounted for on a nonaccrual basis and other real estate acquired through foreclosure.
   Loans and leases are placed on nonaccrual status when concern exists that principal or interest is not fully collectible, or when any portion of principal or interest becomes 90 days past due, whichever occurs first. When loans are placed on nonaccrual status, interest receivable is reversed against interest income in the current period. Interest payments received thereafter are applied as a reduction to the remaining principal balance when concern exists as to the ultimate collection of the principal; otherwise such payments are recognized as interest income. Loans and leases are removed from nonaccrual status when they become current as to both principal and interest and when concern no longer exists as to the collectibility of principal or interest.
   Assets acquired as a result of foreclosure are valued at the lower of cost or fair value, and carried thereafter at the lower of cost or fair value less estimated selling costs. Cost is the sum of unpaid principal accrued but unpaid interest and acquisition costs associated with the loan. Any excess of cost over fair value at time of foreclosure is charged to the allowance for losses. Foreclosed property was $6,356,000 and $36,778,000 at December 31, 1993 and 1992, and is included in other assets in the "CONSOLIDATED STATEMENTS OF CONDITION".
PREMISES AND EQUIPMENT
   Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using principally the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized on a straight-line basis over the lease terms. Capitalized leases are amortized by the same methods as premises and equipment over the estimated useful lives or the lease term, whichever is shorter. The related obligations under capital leases are amortized using the interest method to allocate payments between principal reduction and interest expense. Amortization of capital lease assets and rent expense of operating leases are included in occupancy and equipment expense, depending on the nature of the asset.
   Additions, major replacements or improvements are added to premises and equipment accounts at cost. Expenditures for maintenance, repairs and minor replacements are charged to expense as incurred. Gains or losses on the disposal of premises and equipment are included in results of current operations. PURCHASED MORTGAGE SERVICING RIGHTS
   Amounts paid to acquire the right to service certain mortgage loans are capitalized. These rights are then amortized over the estimated servicing lives of the loans to which they relate. The carrying amount, if greater than fair value (as measured by expected net cash flows on a discounted, disaggregated method) is adjusted by a charge to income. The 1993 results of operations reflect an increase in the amortization of $3.9 million to conform the accounting policies of the acquired entities to those of Southern National. INCOME TAXES
   The operating results of the Parent Company and its eligible subsidiaries are included in a consolidated federal income tax return. Each subsidiary pays its calculated portion of federal income taxes to the Parent Company, or receives payment from the Parent Company to the extent that tax benefits are realized. Deferred income taxes have been provided where different accounting methods have been used for reporting for income tax purposes and for financial reporting purposes. As explained in Note L, Southern National changed its method of accounting for income taxes as of January 1, 1993. The operating results of acquired institutions were included in their respective income tax returns for the periods prior to consummation of the acquisition.
OFF-BALANCE SHEET INSTRUMENTS
   Southern National utilizes financial forward and futures contracts, options written, interest rate caps and floors written and interest rate swaps to hedge interest rate risk associated with the asset/liability management, investment and trading account functions. These represent future commitments to purchase or sell financial instruments and, accordingly, the related notional values are not reflected in the "CONSOLIDATED STATEMENTS OF CONDITION".
   Income or expense on swaps and caps and floors qualifying as hedge instruments is recognized over the lives of the agreements as an adjustment to the yield of the particular underlying asset being hedged.
PER SHARE DATA
   Primary net (loss) income per common share has been computed by dividing net
(loss) income applicable to common shares by the weighted average number of shares of common stock and common stock equivalents outstanding during the years, adjusted for the transactions accounted for as poolings-of-interests. Common stock equivalents include the number of shares issuable on exercise of outstanding options less the number of shares that could be purchased with the proceeds from the exercise of the options based on the
                                       7
average price of common stock during the years. Restricted stock grants are considered as issued for purposes of calculating net income per share.
   Fully diluted net income per common share has been computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and other potentially dilutive securities outstanding during the years. Other potentially dilutive securities include the number of shares issuable upon conversion of the preferred stock. The number of shares issuable on exercise of options was calculated in the same manner as for primary net income per common share, except that purchases of common stock with the proceeds from the exercise of options have been assumed to have been made at the greater of the average price for the year or year-end price.
   Weighted average number of shares were as follows:

                                                                                                  1993          1992
Primary.....................................................................................   42,331,126    40,777,780
Fully diluted...............................................................................   46,889,289    44,993,809
                                                                                                 1991
Primary.....................................................................................  38,079,355
Fully diluted...............................................................................  38,111,574

   Cash dividends per share relate to Southern National only and do not include cash dividends paid by merged companies.
PURCHASE ACCOUNTING
   The cost in excess of the fair value of net assets acquired in transactions accounted as purchases, premiums paid on acquisitions of deposits and other identifiable intangible assets are included in other assets in the "CONSOLIDATED STATEMENTS OF CONDITION". These assets, which totaled $10.4 million and $41.9 million at December 31, 1993 and 1992, are being amortized on straight-line or accelerated bases over periods ranging from 5 to 15 years. The excess of the fair value of the net assets related to the East Coast Savings Bank, SSB ("East Coast") transaction, reflected as negative goodwill in other liabilities in the "CONSOLIDATED STATEMENTS OF CONDITION", amounted to approximately $16.5 million at December 31, 1993 and is being amortized over 15 years. The 1993 results of operations reflect an increase in the amortization of premiums paid on acquisitions of deposits of $5.3 million to conform the accounting policies of the acquired institutions to those of Southern National.
CHANGE IN ACCOUNTING PRINCIPLE
   In 1982, The First acquired several troubled thrift institutions prior to the effective date of SFAS No. 72, "Accounting for Certain Acquisitions of Banking and Thrift Institutions". Effective as of January 1, 1993, The First adopted SFAS No. 72 as of the date of the acquisition of these institutions. SFAS No. 72 sets forth a preferred method of allocating and amortizing to future periods the excess of cost over net assets of certain acquired financial institutions. Pursuant to this requirement, the intangible assets are being amortized using a level-yield method over the actual lives of the long-term interest-bearing assets of the acquired thrift institutions. The effect of the adoption of SFAS No. 72 was to significantly accelerate the amortization of goodwill and the accretion of the discounts on loans purchased resulting from the acquisition. As a result of adopting SFAS No. 72, The First recognized a cumulative charge for this change in accounting principle of $28,019,000, or $.60 per fully diluted share. This charge is included under the caption "Cumulative effect of changes in accounting principles, net of income taxes" in the "CONSOLIDATED STATEMENTS OF OPERATIONS".
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
   As referenced in the "CONSOLIDATED STATEMENTS OF CASH FLOWS", Southern National acquired assets and assumed liabilities in transactions accounted for under the purchase method of accounting. The fair value of the assets acquired and liabilities assumed, at acquisition, are as follows:

                                                                                                   1993        1992        1991
                                                                                                      (DOLLARS IN THOUSANDS)
FAIR VALUE OF NET ASSETS ACQUIRED:
  Fair value of assets acquired...............................................................   $282,076    $314,531    $232,624
  Fair value of liabilities assumed...........................................................    244,277     279,370     230,506
    Fair value of net assets acquired.........................................................     37,799      35,161       2,118
PURCHASE PRICE:
  Fair value of common shares and options issued..............................................     20,839      33,947          --
  Cash premium paid...........................................................................         --       3,751       1,784
  Capitalized acquisition costs...............................................................        220         217         334
    Total purchase price......................................................................     21,059      37,915       2,118
Excess of net assets acquired over purchase price (purchase price over net assets acquired)...   $ 16,740    $ (2,754)   $     --
CASH PAID DURING THE YEAR FOR:
  Interest....................................................................................   $233,175    $302,064    $379,708
  Income taxes................................................................................     57,031      35,907      20,319
TRANSFER OF LOANS TO OTHER REAL ESTATE ACQUIRED IN FORECLOSURE................................     17,333      37,690      53,257

CASH AND CASH EQUIVALENTS
   Cash and cash equivalents include cash and due from depository institutions, interest-bearing bank balances, federal funds sold and securities purchased under resale agreements or similar arrangements. Generally, both cash and cash equivalents are considered to have maturities of three months or less.
INCOME AND EXPENSE RECOGNITION
   Items of income and expense are recognized using the accrual basis of accounting, except for some immaterial amounts.
TRUST ASSETS AND FEES
   Assets held in fiduciary or agency capacities are not included in the "CONSOLIDATED STATEMENTS OF CONDITION" since such items are not assets of Southern National. Income from trust activities is reported on an accrual basis or, in certain immaterial instances, a modified cash basis.
FAIR VALUES OF FINANCIAL INSTRUMENTS
   SFAS No. 107, "Disclosures about Fair Value of Financial Instruments", requires Southern National to disclose the estimated fair value of its on-and off-balance sheet financial instruments. A financial instrument is defined by SFAS No. 107 as cash, evidence of an ownership interest in an entity or a contract that creates a contractual obligation or right to deliver to or receive cash or another financial instrument from a second entity on potentially favorable or unfavorable terms.
   Fair value estimates are made at a point in time, based on relevant market data and information about the financial instrument. SFAS 107 specifies that fair values should be calculated based on the value of one trading unit without regard to any premium or discount that may result from concentrations of ownership of a financial instrument, possible tax ramifications, estimated transaction costs that may result from bulk sales or the relationship between various financial instruments. Because no readily available market exists for a significant portion of Southern National's financial instruments, fair value estimates for these instruments are based on judgments regarding current economic conditions, currency and interest rate risk characteristics, loss experience and other factors. Many of these estimates involve uncertainties and matters of significant judgment and cannot be determined with precision. Therefore, the calculated fair value estimates cannot always be substantiated by comparison to independent markets and, in many cases, may not be realizable in a current sale of the instrument. Changes in assumptions could significantly affect the estimates.
   The following methods and assumptions were used by Southern National in estimating the fair value of its financial instruments at December 31, 1993 and 1992.
   CASH AND CASH EQUIVALENTS: The carrying amounts reported in the "CONSOLIDATED STATEMENTS OF CONDITION" approximate the fair value of those assets.
   SECURITIES: Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.
   LOANS RECEIVABLE: The fair values for certain mortgage loans and credit card loans are based on quoted prices of similar loans, adjusted for differences in loan characteristics. The fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms and credit quality. The carrying amount of accrued interest approximates its fair values.
   OFF-BALANCE SHEET INSTRUMENTS: The fair values for off-balance sheet instruments (futures, swaps, forwards, options, guarantees and lending commitments) are based on quoted prices, current settlement values or pricing models or other formulas.
   DEPOSIT LIABILITIES: The fair values disclosed for demand deposits, interest-checking accounts, savings accounts and certain money market accounts are, by definition, equal to the amount payable on demand at the reporting date, i.e., their carrying amounts. Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies current interest rates to aggregate expected maturities.
   SHORT-TERM BORROWINGS: The carrying amounts of federal funds purchased, borrowings under repurchase agreements, master notes and other short-term borrowings approximate their fair values.
   LONG-TERM DEBT: The fair values of long-term debt are based on quoted market prices for similar instruments or are estimated using discounted cash flow analyses, based on Southern National's current incremental borrowing rates for similar types of instruments.
ACCOUNTING PRONOUNCEMENTS
   In June 1993, the Financial Accounting Standards Board issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan". SFAS No. 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or as a practical expedient, at the loan's observable market price or the fair value of the collateral, less selling costs, if the loan is collateral dependent. Southern National has not yet adopted SFAS No. 114; however, the implementation of SFAS No. 114 is not expected to have a material impact on Southern National's financial position. SFAS No. 114 is effective for fiscal years beginning after December 15, 1994.
                                       9

NOTE B. ACQUISITIONS AND PENDING MERGER
COMPLETED ACQUISITIONS
   On January 28, 1994, Southern National completed its acquisition of The
First Savings Bank, FSB ("The First") by the issuance of 8,052,860 shares of Southern National common stock, or 0.854815 share of Southern National common stock in exchange for each share of The First's common stock outstanding. Options to purchase shares of The First's common stock were converted into options to purchase Southern National common stock at the agreed-upon exchange rate of .855. The First, headquartered in Greenville, South Carolina, operated 57 offices throughout South Carolina and five out-of-state mortgage loan production offices in Georgia, North Carolina and Virginia. The First was merged into SNBSC.
   On January 31, 1994, Southern National completed its acquisition of Regency Bancshares Inc. ("Regency") by the issuance of 2,437,498 shares of Southern National common stock, or 1.8117 shares of Southern National common stock in exchange for each share of Regency's common stock outstanding. Options to purchase shares of Regency's common stock were converted into options to purchase Southern National common stock at the agreed-upon exchange rate of 1.81197. Regency was a multi-thrift holding company operating First Savings Bank, Inc., SSB in Hickory, North Carolina, and Davidson Savings Bank, Inc., SSB, in Lexington, North Carolina. Regency was merged into Southern National Bank of North Carolina ("SNBNC").
   On February 24, 1994, Southern National completed its acquisition of Home Federal Savings Bank ("Home") by the issuance of 824,601 shares of Southern National common stock, or 2.576878 shares of Southern National common stock in exchange for each share of Home's common stock outstanding. Options to purchase shares of Home's common stock were converted into options to purchase Southern National common stock at the agreed-upon exchange rate of 2.57717. Home, headquartered in Statesville, North Carolina, operated three branches in North Carolina. Home was merged into SNBNC.
   These acquisitions were accounted for under the pooling-of-interests method of accounting. Accordingly, all financial information presented herein has been restated to include the results of The First, Regency and Home. Shown in the following table is a reconciliation of selected financial data on an historical basis and as restated for 1993, 1992 and 1991.

                                                                Southern National                 Historical Basis
                                                              as orginally reported      Regency        Home      The First
                                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
1993
Net interest income........................................         $  224,655          $    9,525    $  4,120    $   72,163
Net income (loss)..........................................             71,993              (4,766)     (1,262)      (84,989)
Earnings (loss) per share
  Primary..................................................               2.16               (3.51)      (3.94)        (8.98)
  Fully diluted............................................               2.03               (3.51)      (3.94)        (8.98)
Assets.....................................................          5,898,394             262,910      98,098     2,015,068
Deposits...................................................          4,536,998             210,198      89,679     1,557,996
Shareholders' equity.......................................            503,149              19,014       6,813        35,888
1992
Net interest income........................................            207,969               9,488       3,849        58,340
Net income.................................................             47,239               1,923       1,399         8,602
Earnings per share
  Primary..................................................               1.43                1.45        4.37           .96
  Fully diluted............................................               1.39                1.44        4.37           .96
Assets.....................................................          5,003,961             274,290     104,607     1,997,130
Deposits...................................................          4,132,125             221,522      95,855     1,591,426
Shareholders' equity.......................................            431,889              22,630       7,703       113,233
1991
Net interest income........................................            157,883               7,842       3,107        53,514
Net income.................................................             33,819               1,571         775         8,444
Earnings per share
  Primary..................................................               1.21                1.23        2.42           .98
  Fully diluted............................................               1.21                1.22        2.42           .98
Assets.....................................................          4,120,994             263,492     106,435     2,076,388
Deposits...................................................          3,550,392             213,447      98,397     1,641,912
Shareholders' equity.......................................            293,722              20,898       6,560       104,134
                                                              Southern
                                                              National
                                                                 as
                                                              restated

1993
Net interest income........................................  $  310,463
Net income (loss)..........................................     (19,024)
Earnings (loss) per share
  Primary..................................................        (.57)
  Fully diluted............................................          NM
Assets.....................................................   8,274,470
Deposits...................................................   6,394,871
Shareholders' equity.......................................     564,864
1992
Net interest income........................................     279,646
Net income.................................................      59,163
Earnings per share
  Primary..................................................        1.34
  Fully diluted............................................        1.31
Assets.....................................................   7,379,988
Deposits...................................................   6,040,928
Shareholders' equity.......................................     575,455
1991
Net interest income........................................     222,346
Net income.................................................      44,609
Earnings per share
  Primary..................................................        1.17
  Fully diluted............................................        1.17
Assets.....................................................   6,567,309
Deposits...................................................   5,504,148
Shareholders' equity.......................................     425,314

NM -- not meaningful
                                       10

PENDING MERGER
   On August 1, 1994, Southern National and BB&T Financial Corporation ("BB&T") jointly announced the signing of a definitive agreement to merge. The transaction will be accounted for as a pooling-of-interests in which BB&T shareholders will receive 1.45 shares of the common stock of the resulting company for each share of BB&T stock held. The market transaction has an indicated total value of $2.2 billion based on July 29, 1994 closing prices of the stock of both institutions. The merger, if approved, is expected to be completed by the end of the second quarter of 1995.
NOTE C. SECURITIES
    The amortized cost and approximate market value of securities were as follows:

                                                             DECEMBER 31, 1993                      December 31, 1992
                                                                   GROSS         ESTIMATED                      Gross
                                                 AMORTIZED       UNREALIZED        MARKET     Amortized       Unrealized
                                                    COST       GAINS    LOSSES     VALUE         Cost       Gains    Losses
                                                                           (DOLLARS IN THOUSANDS)
U.S. Treasury, government and agency
 obligations.................................... $  780,646   $16,683   $1,024   $  796,305   $  993,507   $31,905   $1,187
States and political subdivisions...............     54,047     1,517      131       55,433       57,680     1,300       33
Mortgage-backed securities......................    473,956     8,420      204      482,172      555,749    19,345      325
Other debt securities...........................        633        10        2          641       25,640         4       10
 Total debt securities..........................  1,309,282    26,630    1,361    1,334,551    1,632,576    52,554    1,555
Equity securities...............................     46,820        --       --       46,820       45,682        66       --
 Total investment securities....................  1,356,102    26,630    1,361    1,381,371    1,678,258    52,620    1,555
Securities held for sale:
 Mortgage-backed securities.....................    447,032     8,963      579      455,416      269,874    13,338       83
 U.S. Treasury, government and agency
  obligations...................................    747,198    10,902    2,521      755,579        8,253        47       71
 Total securities held for sale.................  1,194,230    19,865    3,100    1,210,995      278,127    13,385      154
 Total securities............................... $2,550,332   $46,495   $4,461   $2,592,366   $1,956,385   $66,005   $1,709
                                                  Estimated
                                                    Market
                                                    Value
                                                 <
U.S. Treasury, government and agency
 obligations....................................  $1,024,225
States and political subdivisions...............      58,947
Mortgage-backed securities......................     574,769
Other debt securities...........................      25,634
 Total debt securities..........................   1,683,575
Equity securities...............................      45,748
 Total investment securities....................   1,729,323
Securities held for sale:
 Mortgage-backed securities.....................     283,129
 U.S. Treasury, government and agency
  obligations...................................       8,229
 Total securities held for sale.................     291,358
 Total securities...............................  $2,020,681

    Securities with a book value of approximately $1,098,086,000 and $968,854,000 at December 31, 1993 and 1992, respectively, were pledged to secure municipal deposits, securities sold under agreements to repurchase, Federal Reserve discount window borrowings and for other purposes as required by law.
    At December 31, 1993 and 1992, there was no concentration of investments in obligations of states and political subdivisions that were secured by or payable from the same taxing authority or revenue source and that exceeded ten percent of shareholders' equity.
    Proceeds from sales of debt securities during 1993, 1992 and 1991 were $307,155,000, $183,862,000 and $817,246,000, respectively. Gross gains of
$14,794,000, $2,239,000 and $11,514,000 and gross losses of $1,080,000, $267,000 and $669,000 were realized on those sales in 1993, 1992 and 1991, respectively.
                                       11

    The amortized cost and estimated market value of debt securities at December 31, 1993 and 1992, by contractual maturity, are shown in the accompanying table. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                                   December 31,
                                                                                         1993                        1992
                                                                                             ESTIMATED                   Estimated
                                                                               AMORTIZED       MARKET      Amortized       Market
                                                                                  COST         VALUE          Cost         Value
                                                                                              (DOLLARS IN THOUSANDS)
DEBT SECURITIES
 Due in one year or less....................................................   $  309,855    $  315,735    $  245,097    $  251,802
 Due after one year through five years......................................      511,804       522,717       800,354       824,991
 Due after five years through ten years.....................................       13,667        13,927        13,086        13,490
 Due after ten years........................................................           --            --        18,290        18,523
                                                                                  835,326       852,379     1,076,827     1,108,806
 Mortgage-backed securities.................................................      473,956       482,172       555,749       574,769
 Total investment debt securities...........................................    1,309,282     1,334,551     1,632,576     1,683,575
 Securities held for sale...................................................    1,194,230     1,210,995       278,127       291,358
  Total debt securities.....................................................   $2,503,512    $2,545,546    $1,910,703    $1,974,933

NOTE D. LOANS AND LEASES
    Loans and leases at December 31 were composed of the following:

                                                                                                          1993          1992
                                                                                                        (DOLLARS IN THOUSANDS)
Loans --
  Commercial, financial and agricultural............................................................   $  804,281    $  765,475
  Real estate -- construction and land development..................................................      248,253       198,075
  Real estate -- mortgage...........................................................................    2,904,525     2,667,561
  Consumer..........................................................................................      692,848       825,761
    Loans held for investment.......................................................................    4,649,907     4,456,872
    Loans held for sale.............................................................................      316,544       174,321
      Total loans...................................................................................    4,966,451     4,631,193
Leases..............................................................................................      225,312       170,358
      Total loans and leases........................................................................   $5,191,763    $4,801,551

    The net investment in direct financing leases was $192,442,000 and $148,051,000 at December 31, 1993 and 1992, respectively. Loans held for sale include loans in the bulk sale of assets which are carried at fair market value. The difference between the carrying value of these loans and the fair market value has been reflected in the loss on bulk sale of assets in the "CONSOLIDATED STATEMENTS OF OPERATIONS".
    Southern National's only significant concentration of credit at December 31, 1993 occurred in real estate loans, which totaled $3.5 billion. However, this amount was not concentrated in any specific market or geographic area within Southern National's market area. The distribution of real estate loans in North and South Carolina is comparable to the distribution of total loans in the two-state area. While real estate loans accounted for 67% of loans and leases at December 31, 1993, only 5% of loans and leases were for construction, land acquisition and development. Another $1.9 billion consisted of mortgage loans for 1-4 family dwellings, including $382.7 million in home equity loans.
    The fair value of the loan portfolio, excluding leases, at December 31, 1993 and 1992 was estimated to be $4,958,948,000 and $4,633,009,000, respectively.
                                       12

NOTE E. ALLOWANCE FOR LOSSES
    An analysis of the allowance for losses is presented in the following table:

                                                                                                     Year Ended December 31,
                                                                                                   1993        1992        1991
                                                                                                      (DOLLARS IN THOUSANDS)
Balance, January 1............................................................................   $ 53,840    $ 44,918    $ 36,347
Provision for losses charged to expense.......................................................     31,438      25,671      30,602
Charge-offs...................................................................................    (23,122)    (27,147)    (26,082)
Recoveries....................................................................................      4,597       5,732       2,949
Allowance of loans acquired in purchase transactions..........................................      2,750       2,850         850
Balance, December 31..........................................................................   $ 69,503    $ 52,024    $ 44,666

    At December 31, 1993, 1992 and 1991, the amount of loans not currently accruing interest based on the accrual policies of the individual institutions prior to consummation of the acquisitions by Southern National was $28,372,000, $60,430,000 and $61,232,000, respectively.The gross interest income that would have been earned during 1993 if the outstanding nonaccrual loans and leases had been current in accordance with the original terms and had been outstanding throughout the period (or since origination, if held for part of the period) was approximately $1.8 million. Interest earned and included in interest income during 1993 on such loans and leases amounted to approximately $300,000. These amounts are as originally reported by Southern National as such amounts for the acquired institutions are not available.
NOTE F. PREMISES AND EQUIPMENT
    Following is a summary of premises and equipment:

                                                                                                              December 31,
                                                                                                           1993          1992
                                                                                                         (DOLLARS IN THOUSANDS)
Land and land improvements............................................................................   $ 25,596      $ 18,613
Buildings and building improvements...................................................................     93,207        84,074
Furniture and equipment...............................................................................     98,933       108,793
Capitalized leases on premises and equipment..........................................................      5,054         4,963
                                                                                                          222,790       216,443
Less -- accumulated depreciation and amortization.....................................................     86,562        90,559
  Net premises and equipment..........................................................................   $136,228      $125,884

    Depreciation expense, which is included in occupancy and equipment expense, was $22,929,000, $12,448,000 and $11,433,000 in 1993, 1992 and 1991,
respectively.
    Southern National has noncancellable leases covering certain premises and equipment. Total rent expense applicable to operating leases was $8,502,000, $7,299,000 and $6,943,000 for 1993, 1992 and 1991, respectively. Future minimum lease payments for operating and capitalized leases for years subsequent to 1993 are as follows:

                                                                                                                   Leases
                                                                                                          Operating    Capitalized
                                                                                                           (DOLLARS IN THOUSANDS)
Year ended December 31:
  1994.................................................................................................    $ 7,378       $   492
  1995.................................................................................................      7,172           487
  1996.................................................................................................      5,314           487
  1997.................................................................................................      4,659           487
  1998.................................................................................................      4,309           487
  1999 and later years.................................................................................     50,458        11,293
Total minimum lease payments...........................................................................    $79,290        13,733
Less -- amount representing interest...................................................................                    9,160
Present value of net minimum payments on capitalized leases (Note I)...................................                  $ 4,573

NOTE G. DEPOSITS
    The composition of deposits at December 31 is presented in the following table:

                                                                                         1993                        1992
                                                                                             ESTIMATED                   Estimated
                                                                                CARRYING        FAIR        Carrying        Fair
                                                                                 VALUE         VALUE         Value         Value
                                                                                              (DOLLARS IN THOUSANDS)
Demand deposits.............................................................   $  820,177    $  820,177    $  629,666    $  629,666
Savings deposits............................................................    1,380,241     1,380,241     1,129,312     1,129,312
Money market deposits.......................................................    1,005,356     1,005,356       958,017       958,017
Certificates of deposit $100,000 and over...................................      843,848       849,568       702,124       704,303
Other certificates of deposit...............................................    2,345,249     2,368,465     2,621,809     2,642,149
 Total deposits.............................................................   $6,394,871    $6,423,807    $6,040,928    $6,063,447

NOTE H. SHORT-TERM BORROWINGS
    The composition of short-term borrowings at December 31 is presented in the following table:

                                                                                                           1993          1992
                                                                                                         (DOLLARS IN THOUSANDS)
Securities sold under agreements to repurchase........................................................   $565,291      $394,087
Master notes..........................................................................................     25,539            --
Federal Reserve discount window borrowings............................................................     65,000            --
Federal funds purchased...............................................................................     58,890         8,810
U.S. Treasury tax and loan deposit notes payable......................................................     41,623           755
Other short-term borrowings...........................................................................         --         1,870
Total short-term borrowings...........................................................................   $756,343      $405,522

    Federal funds purchased represent unsecured borrowings from other banks and generally mature daily. Securities sold under agreements to repurchase are borrowings collateralized by securities of the U.S. Government or its agencies and have maturities ranging from one to ninety days. U.S. Treasury tax and loan deposit notes payable are payable upon demand to the U.S. Treasury. Master notes are unsecured, non-negotiable obligations of Southern National (variable rate commercial paper).
NOTE I. LONG-TERM DEBT
    Long-term debt at December 31, 1993 and 1992 consisted of the following:

                                                                                                           1993          1992
                                                                                                         (DOLLARS IN THOUSANDS)
PARENT COMPANY:
  9.28%, $20 million senior capital notes, dated 1986, due in annual installments of amounts ranging
    from $3,000,000 to $4,000,000 through 1996........................................................   $ 10,000      $ 13,000
  $5 million Industrial Revenue Bond, dated 1984, secured by premises with a net book value of
    $6,330,000 at December 31, 1993, due in quarterly installments of $83,340 through second quarter,
    1999, and one final installment of $82,940 in 1999. Interest rate is variable -- 4.619% at
    December 31, 1993.................................................................................      1,916         2,250
SNBNC:
  Capitalized leases, varying maturities to 2028 with rates from 8.11% to 15.42%. This represents the
    unamortized balances due on leases of various facilities..........................................      4,573         4,615
  Advances from Federal Home Loan Bank, varying maturities to 1997 with rates from 4.41% to 6.30%.....    103,800        38,800
  Obligations of ESOP.................................................................................         --         1,320
  Other mortgage indebtedness.........................................................................        312            14
SNBSC:
  Advances from Federal Home Loan Bank, varying maturities to 2006 with rates from 3.73% to 8.52%.....    350,920       221,525
  Unsecured subordinated capital notes, weighted average rate of 11.13% which mature in 1997..........      8,156         7,903
  Other mortgage indebtedness.........................................................................         --           716
                                                                                                         $479,677      $290,143

    Excluding the capitalized leases set forth in Note F, future debt maturities total $475,104,000 and are $269,194,000, $37,738,000, $79,638,000, $23,604,000
and $28,938,000 for the next five years. The maturities for 1999 and later years are $35,992,000. The estimated fair value of long-term debt, excluding capitalized leases, at December 31, 1993 was $486,415,000.
NOTE J. SHAREHOLDERS' EQUITY
    The authorized capital stock of Southern National consists of 120,000,000 shares of common stock, $5 par value, and 5,000,000 shares of preferred stock, $5 par value. At December 31, 1993, 42,961,214 shares of common stock and 770,000 shares of preferred were issued and outstanding. The preferred stock is convertible at any time into 5.9068 shares of common stock. Although not subject to any mandatory redemption or sinking fund requirement, the preferred stock is redeemable at the option of Southern National after March 1, 1996.
STOCK OPTION PLANS
   The Non-Employee Directors' Stock Option Plan ("Directors' Plan") is intended to provide incentives to non-employee directors to remain on the Board of Directors and share in the profitability of Southern National and creates a deferred compensation system for participating non-employee directors. Each non-employee director may elect to defer 0%, 50% or 100% of the annual retainer fee and meeting fees for each calendar year and apply that percentage toward the grant of options to purchase Southern National common stock. Such elections are required to be in writing and are irrevocable for each calendar year. The exercise price at which shares of Southern National common stock may be purchased shall be equal to 75% of the market value of the common stock as of the date of grant. Options are vested in six months and may be exercised anytime thereafter until the expiration date, which is 10 years from the date of grant. The Directors' Plan provides for the reservation of up to 400,000 shares of Southern National common stock. At December 31, 1993, options to purchase 101,427 shares of common stock at prices ranging from $12.7155 to $15.528 were outstanding pursuant to the Directors' Plan.
   The incentive stock option plan ("ISOP") and the non-qualified stock option plan ("NQSOP ") were established to retain key officers and key management employees and to offer them the incentive to use their best efforts on behalf of Southern National. The plans, which expire on December 19, 2000, further provide for 1,101,000 shares of common stock to be reserved over a five year period for the granting of options, which have a four year vesting schedule and must be exercised within ten years from the date granted. Incentive stock options granted must have an exercise price equal to at least 100% of the fair market value of common stock on the date granted, and the non-qualified stock options must have an exercise price equal to at least 85% of the fair market value on the date granted. At December 31, 1993, options to purchase 527,789 shares of common stock at prices ranging from $9.50 to $16.75 were outstanding pursuant to the NQSOP. At December 31, 1993, options to purchase 256,570 shares of common stock at $19.77 were outstanding pursuant to the ISOP.
   In connection with the acquisition of East Coast, the directors of East Coast entered into consulting agreements with SNBNC and certain East Coast executive officers entered into employment agreements with SNBNC. As part of these agreements, options to purchase 157,382 shares of Southern National common stock, with an exercise price of $21.06 per share, were granted to these individuals.
   At the time of acquisition by Southern National, The First had two incentive stock option plans which provided for the granting of options to purchase shares of The First's common stock to directors, officers and other key employees. At merger date, each option was converted into an option to purchase .855 share of Southern National common stock.
   Regency had an incentive stock option plan for the granting of options to purchase shares of Regency common stock to certain full-time officers and employees. On the date of grant, the option exercise period was limited to ten years. Regency also had a non-qualified directors' stock option plan. At merger date, each Regency option was converted into an option to purchase 1.81197 shares of Southern National common stock.
   Home also has an incentive stock option plan which provided for the granting of options to key employees to purchase shares of Home common stock. Under the terms of the plan, the options were exercisable over a ten year period. Each option to purchase Home's common stock was converted into an option to purchase
2.57717 shares of Southern National common stock.

                                                                   1993                      1992                      1991
                                                                       AGGREGATE                 Aggregate                 Aggregate
OPTION ACTIVITY                                             SHARES       PRICE        Shares       Price        Shares       Price
                                                                                    (DOLLARS IN THOUSANDS)
  Outstanding, January 1...............................    2,162,221    $15,793      1,703,729    $ 9,316      1,008,780    $ 5,313
  Granted ($2.67 to $21.06)............................      464,073      9,152        450,301      5,697        968,364      5,094
  Exercised ($2.67 to $13.02)..........................      904,358      3,975        150,352        821          7,031         28
  Expired or forfeited.................................           --         --          7,208         26        266,384      1,063
  Outstanding December 31 ($2.67 to $21.06)............    1,721,936    $20,970      1,996,470    $14,166      1,703,729    $ 9,316
  Options exercisable at December 31, 1993
    ($2.67 to $21.06 per share)........................      995,225    $ 7,931

NOTE K. SUPPLEMENTAL INCOME STATEMENT INFORMATION

                                                                                                   Year Ended December 31,
                                                                                                 1993        1992        1991
                                                                                                    (DOLLARS IN THOUSANDS)
INTEREST ON DEPOSITS
  Savings deposits..........................................................................   $ 30,924    $ 26,877    $ 29,307
  Money market deposits.....................................................................     25,677      37,978      50,891
  Certificates of deposit $100,000 and over.................................................     16,498      22,474      32,689
  Other certificates of deposit.............................................................    122,105     163,843     202,573
                                                                                               $195,204    $251,172    $315,460
NONINTEREST INCOME
  Nondeposit fees and commissions:
    Insurance fees and commissions..........................................................   $  6,569    $  3,447    $  3,073
    Trust fees..............................................................................      3,000       2,688       2,542
    Bankcard related fees...................................................................      7,567       5,526       5,228
    Other fees and commissions..............................................................      7,371       8,793       8,180
                                                                                               $ 24,507    $ 20,454    $ 19,023
  Other income
    Gain on sales of loans, net.............................................................   $  5,849    $ 11,672    $ 13,513
    Other...................................................................................      6,764       8,199       3,600
                                                                                               $ 12,613    $ 19,871    $ 17,113
NONINTEREST EXPENSE
  Personnel expense:
    Salaries................................................................................   $107,052    $ 92,907    $ 82,124
    Employee benefits.......................................................................     24,629      21,351      17,039
                                                                                               $131,681    $114,258    $ 99,163
  Other expense:
    Data Processing.........................................................................   $  7,374    $  4,279    $  4,099
    Advertising.............................................................................      7,000       6,439       5,744
    Amortization of intangibles.............................................................      9,527       5,411       3,604
    Other...................................................................................     56,502      45,820      41,708
                                                                                               $ 80,403    $ 61,949    $ 55,155

NOTE L. INCOME TAXES
    The total provision for income taxes was allocated as follows:

                                                                                                    1993       1992       1991
                                                                                                      (DOLLARS IN THOUSANDS)
Income from operations..........................................................................   $22,445    $39,992    $23,902
Cumulative effect of changes in accounting principles...........................................    (2,897)        --         --
Total provision for income taxes................................................................   $19,548    $39,992    $23,902

    The provision for income taxes attributable to operations was composed of the following:

                                                                                                    1993       1992       1991
                                                                                                      (DOLLARS IN THOUSANDS)
Currently payable:
  Federal......................................................................................   $ 31,965    $34,824    $24,898
  State........................................................................................      1,732      1,590        624
                                                                                                    33,697     36,414     25,522
Deferred (benefit) expense.....................................................................    (11,252)     3,578     (1,620)
Provision for income taxes.....................................................................   $ 22,445    $39,992    $23,902

    Deferred (benefit) expense results from timing differences in the accounting for certain income and expense items for financial reporting purposes and for income tax purposes. The book and tax accounting difference related to changes in the tax accounting method for bad debts of savings institutions converting to a commercial bank resulted in a deferred tax expense of $3,823,000 for 1992. There were no other significant book and tax accounting differences in 1992 or 1991.
    The reasons for the difference between the provision for income taxes attributable to operations and the amount computed by applying the statutory federal income tax rate to the income before income taxes were as follows:

                                                                                                    1993       1992       1991
                                                                                                      (DOLLARS IN THOUSANDS)
Federal income taxes at statutory rates of 35% for 1993 and 34% for 1992 and 1991...............   $10,723    $33,713    $23,294
Tax-exempt income from securities, loans and leases less related non-deductible interest
  expense.......................................................................................    (2,399)    (1,963)    (1,843)
Changes in tax accounting method for bad debts of savings institutions converting to a
  commercial bank...............................................................................     9,389      5,190         --
Other, net......................................................................................     4,732      3,052      2,451
Provision for income taxes......................................................................   $22,445    $39,992    $23,902
Effective income tax rate.......................................................................      73.3%      40.3%      34.9%

    Income taxes (benefits) related to securities gains (losses) for 1993, 1992 and 1991 were $5,219,000, $(30,000) and $1,465,000, respectively.
    As of January 1, 1993, Southern National adopted SFAS No. 109, "Accounting for Income Taxes", which changes the method of accounting for income taxes under generally accepted accounting principles. As a result of adopting SFAS 109, Southern National recognized a cumulative benefit of the change in accounting principle of $6,368,000, or $.14 per fully diluted share. The benefit is included under the caption "Cumulative effect of changes in accounting principles, net of income taxes" in the "CONSOLIDATED STATEMENTS OF OPERATIONS". The effect of this change, excluding the cumulative benefit, for the year ended December 31, 1993 had no material effect on net income or fully diluted earnings per share.
    The tax effects of temporary differences that gave rise to significant portions of the net deferred tax assets (liabilities) in the "CONSOLIDATED STATEMENTS OF CONDITION" at December 31, 1993, as adjusted for the adoption of SFAS 109 were:

                                                                                                                DECEMBER 31,
                                                                                                                    1993
                                                                                                           (DOLLARS IN THOUSANDS)
Deferred tax assets:
  Allowance for losses..................................................................................          $ 25,498
  Postretirement benefits other than pensions...........................................................             4,017
  Other.................................................................................................            11,223
Total tax deferred assets...............................................................................            40,738
Deferred tax liabilities:
  Tax accounting method changes.........................................................................           (10,811)
  Lease financing.......................................................................................            (9,833)
  Dividends on FHLB stock...............................................................................            (4,574)
  Other.................................................................................................            (7,454)
Total tax deferred liabilities..........................................................................           (32,672)
Net deferred tax asset..................................................................................          $  8,066

    The deferred tax assets have been determined to be realizable and, accordingly, a valuation allowance was not required. At December 31, 1993, Southern National did not have any operating losses, income tax credits or alternative minimum tax credit carryforwards.
    Retained earnings at December 31, 1993 included the effect of $7,411,000 of tax bad debt reserves accumulated prior to October 1, 1988 which were applicable to SSB for which no provision for income taxes has been made. If in the future this portion of retained earnings is used for any purpose other than to absorb tax bad debt losses of SSB, income taxes will be imposed at the then applicable rates. Since SSB does not intend to use the reserves for purposes other than to absorb its tax bad debt losses, deferred income taxes have not been provided on such reserves. Deferred income taxes have been provided on the tax bad debt reserves of the acquired entities and SSB's tax bad debt reserves accumulated after September 30, 1988.
                                       17

NOTE M. BENEFIT PLANS
    Southern National has various employee benefit plans and arrangements. Employees of the acquired entities participate in existing Southern National plans upon consummation of the acquisitions. Credit is given to these employees for years of service at the acquired institution.
    The combination of actuarial information for the benefit plans of the acquired entities is not meaningful because the benefits offered in those plans and assumptions used in the calculations related to those plans will be superceded by the benefits offered in the Southern National plans and the assumptions used in the Southern National calculations. Accordingly, the actuarial information presented for retirement plans and postretirement benefits is that of Southern National as originally presented.
    The following amounts are included in the "CONSOLIDATED STATEMENTS OF OPERATIONS", as restated for the acquisitions, related to employee benefit plans of Southern National and the acquired institutions:

                                                                                                       1993      1992      1991
                                                                                                        (DOLLARS IN THOUSANDS)
Defined benefit plans..............................................................................   $3,705    $3,499    $2,876
Employee stock ownership plans (ESOP)..............................................................    3,010     2,567     2,083
Defined contribution plans.........................................................................      255       259       105
  Total expense related to benefit plans...........................................................   $6,970    $6,325    $5,064

RETIREMENT PLANS
   Southern National has a non-contributory defined benefit pension plan ("Basic Plan") covering substantially all employees. The benefits are based on years of service and the employee's compensation during the five consecutive years of employment that will produce the highest average pay. Southern National's contributions to the plan are in amounts between the minimum required for funding standard account purposes and the maximum deductible for Internal Revenue Service purposes. Contributions to the plan of $3,089,000 and $4,299,000 were made in 1993 and 1992, respectively.
   Supplemental retirement benefits are provided to certain key officers under Southern National's Supplemental Executive Retirement Plan ("SERP"), effective January 1, 1989. This plan is not qualified under the Internal Revenue Code. Although technically an unfunded plan, insurance policies on the lives of the covered employees are intended to be adequate to fund future benefits.
   Net periodic pension cost, which is included in personnel expense, consisted of the following components in 1993, 1992 and 1991.

                                                                                      Basic Plan                      SERP
                                                                              1993       1992       1991      1993    1992    1991
                                                                                            (DOLLARS IN THOUSANDS)
Service cost..............................................................   $ 2,708    $ 2,183    $ 2,042    $275    $112    $ 69
Interest cost.............................................................     3,577      3,173      2,797     129      64      49
Actual return on assets...................................................    (3,512)    (2,634)    (4,584)    --      --      --
Net amortization and deferral.............................................      (525)      (895)     1,653      62      27      27
Early retirement..........................................................        --        557      --        --      --      --
  Net periodic pension cost...............................................   $ 2,248    $ 2,384    $ 1,908    $466    $203    $145

   The following table sets forth the plans' funded status and amounts recognized in Southern National's "CONSOLIDATED STATEMENTS OF CONDITION" at December 31, 1993 and 1992.

                                                                                             Basic Plan                SERP
                                                                                          1993        1992       1993        1992
                                                                                                  (DOLLARS IN THOUSANDS)
Actuarial present value of benefit obligations:
  Accumulated benefit obligation, including vested benefits of $37,119 in 1993 and
    $34,030 in 1992...................................................................  $(37,838)   $(34,694)   $ --       $  --
  Projected benefit obligation at
    December 31.......................................................................  $(49,472)   $(45,127)   $(2,009)   $   (981)
Plan assets at fair value, primarily obligations of the U.S. Treasury and Federal
  agencies and corporations...........................................................    50,438      46,582      --          --
Plan assets in excess of (less than) projected benefit obligation.....................       966       1,455     (2,009)       (981)
Unrecognized transition amount........................................................      (154)       (307)       271         299
Unrecognized prior service cost.......................................................     1,217       1,537      --          --
Unrecognized net loss.................................................................     2,866       1,399        691          94
Prepaid (accrued) pension cost........................................................  $  4,895    $  4,084    $(1,047)   $   (588)

   The rate of increase in future compensation used in determining the actuarial present value of the projected benefit obligation was 6.0% for 1993 and 1992. The weighted average assumed discount rate was 8.0% in 1993 and 1992. The weighted average expected long-term rate of return on assets used was 9.0% in 1993 and 1992.
POSTRETIREMENT BENEFITS
   Effective December 31, 1992, Southern National adopted a revised retiree medical program ("Plan") in preparation for implementation of SFAS No. 106, "Accounting for Postretirement Benefits Other Than Pensions". The Plan covers employees retiring after January 1, 1993 who are eligible for participation in the Southern National Retirement Plan and have at least ten years of service. The Plan requires retiree contributions, with a subsidy by Southern National based upon years of service of the employee at the time of retirement. The subsidy is adjusted each year for movement of the Consumer Price Index. There is no employer subsidy for dependent benefits. Employees who retired prior to January 1, 1993 are grandfathered and may choose from three comprehensive medical options with varying deductibles.
   Southern National adopted SFAS No. 106 as of January 1, 1993. As a result of adopting SFAS No. 106, Southern National recognized a cumulative charge for this change in accounting principle of $5,566,000 (net of $2,897,000 of deferred income tax benefits), or $.15 per fully diluted share. The charge is included under the caption "Cumulative effect of changes in accounting principles, net of income taxes" in the "CONSOLIDATED STATEMENTS OF OPERATIONS". The effect of this change, net of income taxes and excluding the cumulative charge, for the year ended December 31, 1993 was to decrease net income by $628,000 or approximately $.01 per fully diluted share.
   The accumulated postretirement benefit obligation was $7,469,000 at December 31, 1993. Net postretirement health care cost for 1993 includes the following components:

                                                                                                                    1993
                                                                                                           (DOLLARS IN THOUSANDS)
Service cost -- benefits attributed to service during the period.........................................           $300
Interest cost on accumulated postretirement benefit obligation...........................................            539
  Net periodic postretirement benefit costs..............................................................           $839

   For measurement purposes, a 15.7% annual rate of increase in the per capita cost of covered health care claims was assumed for 1993; the rate was assumed to remain stable for four years, then decrease to 6.5% for 1997 and years thereafter. Medical costs are assumed to increase from 13% of the gross national product in 1991 to 17.5% in 1997 and remain constant thereafter. A 1% increase in the assumed long-term health care trend rate would increase the net periodic benefit cost by 4.6% and the expected postretirement benefit obligation by 4.2%. Other actuarial assumptions are an 8.5% discount rate and a 5.5% assumed annual increase in all other items. Although technically an unfunded plan, corporate-owned life insurance policies are intended to partially fund future benefits.
EMPLOYEE STOCK OWNERSHIP PLAN
   Southern National's Employee Stock Ownership Plan allows all employees to acquire common stock in SNC by contributing up to 15% of their salaries to the plan. Southern National matches 100% of each employee's contributions, up to a maximum of 6% of the employee's salary.
OTHER
   There are various deferred compensation arrangements, employment contracts and covenants not to compete with selected members of management and certain retirees.
NOTE N. COMMITMENTS AND CONTINGENCIES
FINANCIAL INSTRUMENTS
   Southern National is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, options written, standby letters of credit and financial guarantees, interest rate caps and floors written, interest rate swaps and forward and futures contracts. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract, or notional amounts, of those instruments reflect the extent of involvement Southern National has in particular classes of financial instruments.
   Southern National's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit and financial guarantees written is represented by the contractual notional amount of those instruments. Southern National uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. For interest rate caps, floors, swap transactions, forward and futures contracts and options written, the contract or notional amounts do not represent exposure to credit loss. Southern National controls the credit risk of its interest rate swap agreements and forward and futures contracts through credit approvals, limits and monitoring procedures.
                                       19

   Unless noted otherwise, Southern National does not require collateral or other security to support financial instruments with credit risk.

                                                                                                                   Estimated
                                                                                                                 Fair Value at
                                                                                          Contract or             December 31,
                                                                                       Notional Amount at          Unrealized
                                                                                          December 31,            (gain) loss
                                                                                       1993         1992        1993       1992
                                                                                                (Dollars in thousands)
Financial instruments whose contract amounts represent credit risk:
  Commitments to extend, originate or purchase credit.............................   $874,064    $  902,745    $(2,051)   $(2,893)
  Standby letters of credit and financial guarantees written......................    167,933        25,626       (655)      (123)
Financial instruments whose notional or contract amounts exceed the amount of credit risk:
  Commitments to sell mortgage loans and mortgage-backed securities...............    367,381       133,453       (287)    (2,065)
  Interest rate swap agreements...................................................    213,094        13,917     (1,010)       239
  Interest rate caps and floors...................................................    400,000     1,050,000         90      2,250

   Commitments to extend credit are arrangements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Southern National evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by Southern National upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties.
   Standby letters of credit and financial guarantees written are conditional commitments issued by Southern National to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Southern National holds first deeds of trust, certificates of deposit and/or marketable securities as collateral supporting those commitments for which collateral is deemed necessary. The extent of collateral held for those commitments at December 31, 1993 was approximately $11.5 million.
   Forward commitments to sell mortgage loans and mortgage-backed securities are contracts for delayed delivery of securities in which Southern National agrees to make delivery at a specified future date of a specified instrument, at a specified price or yield. Risks arise from the possible inability of counterparties to meet the terms of their contracts and from movements in securities' values and interest rates.
   Southern National enters into a variety of interest rate
contracts -- including interest rate caps and floors written, options written and interest rate swap agreements -- in its trading activities and in managing its interest rate exposure. Interest rate caps and floors written by Southern National enable customers to transfer, modify or reduce their interest rate risk. Options are contracts that allow the holder of the option to purchase or sell a financial instrument at a specified price and within a specified period of time from the seller or "writer" of the option. As a writer of options, Southern National receives a premium at the outset and then bears the risk of an unfavorable change in the price of the financial instrument underlying the option.
   Interest rate swap transactions generally involve the exchange of fixed and floating rate interest payment obligations without the exchange of the underlying principal amounts. These transactions are used as part of the asset/liability management function. Southern National minimizes its exposure to the interest rate risk inherent in swaps by entering into offsetting swap positions that essentially counterbalance each other. Entering into interest rate swap agreements involves not only the risk of dealing with counterparties and their ability to meet the terms of the contracts but also the interest rate risk associated with unmatched positions. Notional principal amounts often are used to express the volume of these transactions, but the amounts potentially subject to credit risk are much smaller.
LITIGATION
   In June 1991, the trustee in bankruptcy for Kenyon Home Furnishings ("Kenyon") filed an adversary proceeding against SNBNC in the United States Bankruptcy Court for the Middle District of North Carolina. The trustee alleges that American Bank and Trust Company ("American"), which was acquired by SNBNC in October 1989, aided and abetted Kenyon's officers in defrauding Kenyon's creditors and others. The trustee seeks to recover more than $40 million in damages. The trustee also filed separate proceedings against a number of other persons, corporations and financial institutions seeking identical damages. In these actions, the trustee is seeking to recover attorney's fees and treble damages. The claim addresses events and circumstances occurring on or before October 31, 1989, the date SNBNC acquired American. The case is in the discovery stage and SNBNC is vigorously defending this action. Based on information presently available to Southern National, management believes that the ultimate outcome of this matter will not have a material impact on the consolidated financial condition or consolidated results of operations of Southern National.
                                       20

   In July 1993, the trustee in bankruptcy for Florida Hotel Properties Limited Partnership ("Florida ") filed an adversary proceeding against SNBNC in the United States Bankruptcy Court for the Western District of North Carolina. The trustee alleges that SNBNC aided and abetted Florida's officers in defrauding Florida through SNBNC's handling of deposit accounts from which Florida allegedly made fraudulent transfers to third parties by check and/or wire transfer. The trustee seeks to recover compensatory damages in excess of $10,000, equitable subordination of any claim filed by SNBNC in the Florida bankruptcy, treble damages plus interest and attorney's fees. The trustee also filed separate proceedings against a number of other persons, corporations and financial institutions seeking damages. The case is in an early procedural stage, and SNBNC is vigorously defending this action. Based on information presently available to Southern National, management believes that the ultimate outcome of this matter will not have a material impact on the consolidated financial condition or consolidated results of operations of Southern National.
   In August 1993, the trustee for Southeast Hotel Properties Limited Partnership Claims Liquidating Trust ("Southeast ") filed an action against SNBNC in the United States District Court for the Western District of North Carolina. The trustee alleges that SNBNC aided and abetted Southeast's officers in defrauding Southeast through SNBNC's handling of deposit accounts from which Southeast allegedly made fraudulent transfers to third parties by check and/or wire transfer. The trustee seeks to recover compensatory damages as established at trial, punitive damages, exemplary damages, treble damages and attorney's fees. The total amount of damages sought by the trustee from SNBNC, including amounts sought by the trustee from immediate transferees of Southeast, exceeds $7,501,000. The damages stated by the trustee do not reflect any offsets which appear available or amounts which should be recovered by the trustee from third parties. The trustee also filed separate proceedings against a number of other persons, corporations and financial institutions seeking damages. The case is in an early procedural stage, and SNBNC is vigorously defending this action. The case will likely be consolidated with the Florida adversary proceeding for trial as the allegations refer to related entities. Based on information presently available to Southern National, management believes that the ultimate outcome of this matter will not have a material impact on the consolidated financial condition or consolidated results of operations of Southern National.
   SNBSC as successor in interest by merger to The First is a defendant in a lawsuit filed in 1991 in the Court of Common Pleas, Thirteenth Judicial Circuit, State of South Carolina against The First Savings Bank. On May 21, 1993, a jury awarded the plaintiffs a $4.1 million judgment against The First consisting of $500,000 in actual damages and $3.6 million in punitive damages for allegedly acting as a control person and aiding and abetting a state securities law violation. The plaintiffs, limited partners in a failed venture to construct and operate a residential health care facility for senior citizens, alleged that The First, as an escrow agent and lender for the project, knew or should have known that its loan commitment was insufficient and that The First was therefore responsible for the losses suffered by the limited partners resulting from the actions of the general partners.
   Prior to this case going to jury, The First made a motion for a directed verdict which was not granted. Rule 50(b) of the South Carolina Rules of Civil Procedure states that when a motion for directed verdict is not granted, the Court is deemed to have submitted the action to the jury subject to a later determination of the legal question raised in the motion. After the jury verdict, The First renewed that motion in the form of a motion for judgment notwithstanding the verdict, as well as an alternative motion for a new trial. This motion and the plaintiff's petition for legal fees, costs and interest were argued before the Circuit Judge on June 22, 1993. The First's motion was granted as to the plaintiff's "control person" theory of liability, but denied as to the plaintiff's aiding and abetting violations of securities laws theory of liability. The request for a new trial was also denied. As a result, the judgment remains in effect, but has been appealed. It is the opinion of Southern National's legal counsel that it is not probable that a loss in the amount of the present jury verdict will be incurred by SNBSC. Furthermore, if a loss ultimately is incurred following appeals, it is not probable that the loss would exceed $750,000 which amount has been accrued as of December 31, 1993. Therefore, it is management's opinion, based upon counsel's analysis of the outcome of the suit, that any future liability arising from this suit will not have a material adverse effect on the consolidated financial position or consolidated results of operations of Southern National.
   The nature of the business of Southern National's banking subsidiaries ordinarily results in a certain amount of litigation. The subsidiaries of Southern National are involved in various other claims and lawsuits, all of which are considered incidental to the conduct of its business.
NOTE O. REGULATORY REQUIREMENTS AND OTHER RESTRICTIONS
    Southern National, the Banks and SSB are required by various regulatory agencies to maintain certain capital-to-assets ratios. At December 31, 1993, these ratios were above the minimums prescribed for bank holding companies, national banks and state savings banks.
    The Banks and SSB are required by the Board of Governors of the Federal Reserve System ("Board"), to maintain reserve balances based on certain percentages of deposit types. At December 31, 1993, these reserves amounted to $101,835,000 and were satisfied by vault cash and noninterest-bearing deposits with the Federal Reserve Bank.
    Under the regulations of the Office of the Comptroller of the Currency ("OCC"), at December 31, 1993, SNBNC and SNBSC could have paid additional dividends to Southern National of $43.3 million and $12.9 million, respectively, without obtaining prior approval of the OCC. SSB, in accordance with Title IV of North Carolina general statutes, Chapter 16A.0105, can make capital distributions, including cash dividends, to Southern National with prior approval of the Administrator, in an amount less than the greater of one-half of net income for the most recent fiscal year or the average of net income for the most recent three years.
                                       21

    At the time a mutual thrift is converted to a capital stock form of organization, a liquidation account is established to be maintained for the benefit of eligible deposit account holders who continue to maintain their deposit accounts with the institution, or a successor institution, after conversion. Except for payment of dividends to Parent Company, the existence of these liquidation accounts will not restrict the use or application of shareholder's equity of SSB or SNBNC.
    The terms of the capital note agreement (Note I) provide for various restrictions on Southern National, including restrictions on the payment of dividends and incurrence of additional debt. Under these covenants, as of December 31, 1993, approximately $198.0 million was available for payment of cash dividends by Southern National from its retained earnings.
    The following table provides an analysis of loans made to directors, executive officers and their interests, which in the aggregate exceeded $60,000 at any time during 1993. All amounts shown represent loans made by Southern National's subsidiary banks in the ordinary course of business at the Banks' normal credit terms, including interest rate and collateralization prevailing at the time for comparable transactions with other persons:

                                                                                                           (DOLLARS IN THOUSANDS)
Balance, December 31, 1992..............................................................................          $ 27,220
Additions...............................................................................................            33,634
Repayments..............................................................................................            25,140
BALANCE, DECEMBER 31, 1993..............................................................................          $ 35,714

NOTE P. PARENT COMPANY FINANCIAL STATEMENTS
                            STATEMENTS OF CONDITION
                           December 31, 1993 and 1992
                             (DOLLARS IN THOUSANDS)

                                                                                                             1993        1992
ASSETS
  Cash..................................................................................................   $  1,699    $  3,001
  Securities............................................................................................    108,041      48,013
  Receivables from subsidiaries.........................................................................      8,232         848
  Investment in bank subsidiaries, at equity............................................................    411,537     387,114
  Investment in other subsidiaries, at equity...........................................................     65,906     146,405
  Premises..............................................................................................      6,330       6,501
  Other assets..........................................................................................      1,849       2,233
      Total assets......................................................................................   $603,594    $594,115
LIABILITIES AND SHAREHOLDERS' EQUITY
  Short-term borrowings.................................................................................   $ 25,540    $     --
  Accounts payable and accrued liabilities..............................................................      1,274       3,410
  Capital notes and mortgages...........................................................................     11,916      15,250
      Total liabilities.................................................................................     38,730      18,660
  Shareholders' equity:
    Preferred stock.....................................................................................      3,850       3,850
    Common stock........................................................................................    214,806     190,452
    Paid-in capital.....................................................................................    151,186     143,167
    Retained earnings...................................................................................    195,022     237,986
      Total shareholders' equity........................................................................    564,864     575,455
      Total liabilities and shareholders' equity........................................................   $603,594    $594,115

                            STATEMENTS OF OPERATIONS
              For the Years Ended December 31, 1993, 1992 and 1991
                             (DOLLARS IN THOUSANDS)

                                                                                                    1993       1992       1991
INCOME
  Dividend income from subsidiaries............................................................   $ 66,449    $17,849    $13,004
  Interest income from subsidiaries............................................................        619      4,612      1,073
  Interest on investment securities............................................................      2,295      1,123        176
  Rental income................................................................................      1,292      1,292      1,294
  Other income.................................................................................        897        102         66
    Total income...............................................................................     71,552     24,978     15,613
EXPENSES
  Interest expense.............................................................................      1,636      1,512      1,670
  Occupancy expense............................................................................        450        182        172
  Other expenses...............................................................................      2,631      2,228        631
    Total expenses.............................................................................      4,717      3,922      2,473
Income before income tax provision (credit) and equity in undistributed earnings of
  subsidiaries.................................................................................     66,835     21,056     13,140
Income tax provision (credit)..................................................................        365        958       (201)
Income before equity in undistributed earnings of subsidiaries.................................     66,470     20,098     13,341
Equity in undistributed (losses) earnings of subsidiaries......................................    (85,494)    39,065     31,268
NET (LOSS) INCOME..............................................................................   $(19,024)   $59,163    $44,609

                            STATEMENTS OF CASH FLOWS
              For the Years Ended December 31, 1993, 1992 and 1991
                             (DOLLARS IN THOUSANDS)

                                                                                                   1993        1992        1991
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income...........................................................................   $(19,024)   $ 59,163    $ 44,609
  Adjustments to reconcile net (loss) income to net cash provided by operating activities:
    Equity in undistributed (losses) earnings of subsidiaries.................................     85,494     (39,065)    (31,268)
    Depreciation of premises and equipment....................................................      1,041         361         194
    Discount accretion and premium amortization on securities.................................        126          --          --
    Decrease (increase) in receivables from subsidiaries......................................     (6,654)      2,225        (300)
    Reconciliation of fiscal year of merged companies to calendar year........................        (51)      2,257          --
    Increase in other assets..................................................................     (2,117)       (160)     (2,585)
    Increase (decrease) in accounts payable and accrued liabilities...........................       (557)       (203)        592
      Net cash provided by operating activities...............................................     58,258      24,578      11,242
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash acquired in merger accounted for as purchase...........................................         --         311          --
  Proceeds from maturities of investment securities...........................................      5,000      35,000          --
  Proceeds from sales of investment securities................................................         --          --         336
  Purchase of investment securities...........................................................    (65,154)    (77,739)     (9,641)
  Additional investment in subsidiaries.......................................................       (116)    (32,500)    (12,864)
  Return of investment in subsidiaries........................................................         --          --         229
    Net cash used in investing activities.....................................................    (60,270)    (74,928)    (21,940)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of long-term debt.................................................................     (3,334)     (2,333)     (1,334)
  Common stock acquired and retired...........................................................         (5)     (1,845)         --
  Proceeds from common stock issued pursuant to stock options.................................      3,163       1,211      23,465
  Net proceeds from sale of preferred stock...................................................         --      74,142          --
  Net increase in short-term borrowings.......................................................     25,540          --          --
  Cash dividends paid on common and preferred stock...........................................    (24,654)    (18,481)    (10,827)
    Net cash provided by financing activities.................................................        710      52,694      11,304
NET (DECREASE) INCREASE IN CASH...............................................................     (1,302)      2,344         606
CASH AT BEGINNING OF YEAR.....................................................................      3,001         657          51
CASH AT END OF YEAR...........................................................................   $  1,699    $  3,001    $    657

   During the years ended December 31, 1993, 1992 and 1991, Parent Company paid $1,306,000, $1,512,000 and $1,670,000, respectively, for interest on long-term debt.
                                       24